TEMPORARY CERTIFICATE – EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY

NUMBER

SHARES

ANTHRACITE

ANTHRACITE CAPITAL, INC.

12% SERIES E-3 CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK

SEE REVERSE FOR CERTAIN DEFINITIONS AND IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE 12% SERIES E-3 CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED STOCK, LIQUIDATION PREFERENCE $1000.00 PER SHARE, $.001 PAR VALUE PER SHARE, OF

Anthracite Capital, Inc. (hereinafter called the "Corporation"), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to the laws of the State of Maryland and to all of the provisions of the Charter of the Corporation and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

In Witness Whereof, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

Dated:

ANTHRACITE CAPITAL, INC. CORPORATE SEAL 1997 MARYLAND

Secretary

Chief Executive Officer

Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, N.Y.)

Transfer Agent and Registrar

By

Authorized Officer

AMERICAN BANK NOTE COMPANY